UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

MOMENTIVE SPECIALTY CHEMICALS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71 Commission File Number	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

1. Indenture and First-Priority Senior Secured Notes due 2020

On March 14, 2012, Hexion U.S. Finance Corp. (the “Issuer”), a wholly owned subsidiary of Momentive Specialty Chemicals Inc. (the “Registrant”), entered into an indenture among the Issuer, the Registrant, the other subsidiaries of the Registrant party thereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, as Trustee (the “New Trustee”), governing the Issuer’s $450,000,000 aggregate principal amount of 6.625% first-priority senior secured notes due 2020 (the “Notes”), which mature on April 15, 2020 (the “Indenture”). The Notes were offered in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The Notes are guaranteed, jointly and severally, on a senior secured basis, by the Registrant and certain of its existing domestic subsidiaries that guarantee the Registrant’s senior secured credit facility (the “Senior Secured Credit Agreement”) and by certain of its future subsidiaries that guarantee any debt of the Registrant, the Issuer or the Subsidiary Guarantors. The guaranteed obligations are secured by a first-priority security interest on a pari passu basis with the Senior Secured Credit Agreement (subject to permitted liens) in the collateral owned by each guarantor. The collateral consists of the Registrant’s and each Subsidiary Guarantor’s tangible and intangible assets (including, but not limited to, accounts receivable, inventory, general intangibles and proceeds of the foregoing), except for those assets excluded as collateral under the Senior Secured Credit Agreement, and all of the capital stock of certain of the Registrant’s direct subsidiaries and each Subsidiary Guarantor, other than the capital stock which is prohibited from being pledged pursuant to the indentures governing the Registrant’s other outstanding debentures, provided that no more than 65% of the voting capital stock of first-tier foreign subsidiaries is required to be pledged, and subject to certain exceptions if any such pledge would require that separate financial statements with respect to any such pledged entity (other than Momentive International Holdings Coöperatief U.A.) would be required pursuant to Rule 3-16 of Regulation S-X to be provided in connection with the filing of a registration statement related to the Notes or any other filing the Registrant is required to make with the Securities and Exchange Commission (the “SEC”).

Notwithstanding the foregoing, the initial collateral securing the Notes does not include, among other excluded collateral, (A) any real estate or Principal Property (as such term is defined in the indentures governing existing debentures and means generally any manufacturing or processing plant or warehouse owned or leased by the Registrant or any of its subsidiaries and located within the United States), (B) any property or assets owned by any of its foreign subsidiaries and (C) any assets which, if included in the collateral, would require the Registrant’s existing 7 7/8% debentures, 8 3/8% debentures and 9 2/10% debentures to be ratably secured with the Notes pursuant to the terms of the indentures for such existing debentures. In addition, the Indenture permits the Issuer and the Guarantors to enter into an asset-based credit facility and provides for the amendment of security documents to give an asset-based credit facility priority over the Notes for certain collateral, consisting primarily of working capital related collateral, including accounts receivable, inventory, cash, deposit accounts and letter of credit rights relating to inventory or accounts receivable (subject to certain exceptions).

The Notes and the guarantees are the Registrant’s senior secured obligations, and rank pari passu in right of payment with the Registrant’s and its guarantors’ existing and future senior indebtedness, including debt under the Senior Secured Credit Agreement, its senior secured notes and the guarantees thereof; equal in priority as to collateral with respect to its and its guarantors’ existing and future first-priority secured debt obligations under the Senior Secured Credit Agreement and any other future obligations secured by a first-priority lien on the collateral to the extent of the collateral securing such debt; senior in priority as to collateral with respect to its and its guarantors’ existing and future obligations under any obligation secured by a junior-priority lien on the collateral, including its other secured notes; senior in right of payment to its and its guarantors’ existing and future subordinated indebtedness; and effectively junior in right of payment to all existing and future indebtedness and other liabilities of any subsidiary that does not guarantee the Notes, including its foreign subsidiaries; subject to certain permitted liens and exceptions as further described in the Indenture and the security documents relating thereto.

The Issuer will pay interest on the Notes at 6.625% per annum, semiannually to holders of record at the close of business on April 1 or October 1 immediately preceding the interest payment date on April 15 and October 15 of each year, commencing on October 15, 2012.

The Issuer may redeem the Notes, in whole or part, at any time prior to April 15, 2015, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest and additional interest, if any, to the redemption date and a “make-whole premium.” The Issuer may redeem the Notes, in whole or in part, on or after April 15, 2015 at the redemption prices set forth in the Indenture. At any time (which may be more than once) before April 15, 2015, the Issuer may choose to redeem up to 35% of the principal amount of the Notes (which includes additional notes, if any) at a redemption price equal to 106.625% plus accrued and unpaid interest and additional interest, if any, of the face amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the Notes (which includes additional notes, if any) remains outstanding after each such redemption. Not more than once during any 12-month period ending on or before April 15, 2015, the Issuer may redeem up to 10% of the aggregate amount of the Notes at a redemption price of 103% plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that limit the Issuer’s ability to, among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vi) create liens on certain assets to secure debt; (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (viii) enter into certain transactions with its affiliates; and (ix) designate its subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately.

2. Registration Rights Agreement

On March 14, 2012, in connection with the issuance of the $450,000,000 aggregate principal amount of the Notes purchased by the initial purchasers, the Issuer, the Registrant and the Subsidiary Guarantors entered into a registration rights agreement with J.P. Morgan Securities LLC, as representative of the initial purchasers, relating to, among other things, the exchange offer for the Notes and the related guarantees (as described above) (the “Registration Rights Agreement”).

Subject to the terms of the Registration Rights Agreement, the Issuer, the Registrant and the Subsidiary Guarantors will use their commercially reasonable efforts to register with the SEC notes having substantially identical terms as the Notes as part of offers to exchange freely tradable exchange notes for notes within 365 days after the issue date of the Notes (the “Effectiveness Target Date”). The Issuer, the Registrant and the Subsidiary Guarantors will use their commercially reasonable efforts to cause each exchange offer to be completed after the Effectiveness Target Date.

If the Issuer, the Registrant and the Subsidiary Guarantors fail to meet these targets (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% for the first 90-day period immediately following such Registration Default. The annual interest rate on the Notes will increase by an additional 0.25% for each subsequent 90-day period during which the Registration Default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate, which is 6.625%. If the Registration Default is corrected, the applicable interest rate will revert to the original level.

3. Incremental Assumption Agreement

On March 14, 2012, the Registrant entered into an incremental assumption agreement (the “Incremental Assumption Agreement”), among Momentive Specialty Chemicals Holdings LLC (“Holdings”), the Registrant, the other borrowers named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders under the Senior Secured Credit Agreement (the “Administrative Agent”), under the Senior Secured Credit Agreement whereby certain revolving facility lenders agreed to convert all or a portion of such lenders’ Original Maturity Revolving Facility Commitments (as defined therein) into one or more new tranches of extended revolving commitments (“Extended Maturity Revolving Facility Commitments”) in accordance with the terms as set forth in the Incremental Assumption Agreement and the Senior Secured Credit Agreement was amended to reflect the terms of the extension. After giving effect to the Incremental Assumption Agreement, the aggregate amount of the Extended Maturity Revolving Facility Commitments is approximately $171 million and the amount of the Original Maturity Revolving Facility Commitments is approximately $20.6 million. The terms and conditions of the unextended Original Maturity Revolving Facility Commitments under the Senior Secured Credit Agreement have not been altered by the extension.

4. First Lien Intercreditor Agreement

On March 14, 2012, JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties (as defined in the First Lien Intercreditor Agreement referred to below) (the “Collateral Agent”), the Administrative Agent, and the New Trustee entered into an intercreditor agreement (the “First Lien Intercreditor Agreement”), and, on such date, Holdings, the Registrant and the subsidiaries of the Registrant named therein entered into a Consent of Grantors to the First Lien Intercreditor Agreement.

The First Lien Intercreditor Agreement governs the relative rights of the secured parties under the Notes and the Senior Secured Credit Agreement in respect of the Registrant’s and certain of its subsidiaries’ assets securing the Issuer’s obligations under the Notes and the borrowings under the Senior Secured Credit Agreement, and certain other matters relating to the administration and enforcement of security interests.

Pursuant to the terms of the First Lien Intercreditor Agreement, until the occurrence of certain events described in the First Lien Intercreditor Agreement, the Administrative Agent under the Senior Secured Credit Agreement controls substantially all matters related to the collateral securing the first-priority lien obligations.

5. Additional Secured Party Consent

On March 14, 2012, the Registrant, Holdings, the Subsidiary Parties (as identified therein), JPMorgan Chase Bank, N.A., as Applicable First Lien Representative (as defined therein) and collateral agent, and the New Trustee, as trustee and as Authorized Representative (as defined therein), entered into an Additional Secured Party Consent (the “Secured Party Consent”)

to the Third Amended and Restated Collateral Agreement, dated as of January 29, 2010, among the Registrant, the Subsidiary Parties thereto and JPMorgan Chase Bank, N.A., as Applicable First Lien Representative (the “Collateral Agreement”). Pursuant to the Secured Party Consent, the Authorized Representative, representing holders of the Notes, has become a party to the Collateral Agreement on behalf of such holders and has appointed and authorized the Applicable First Lien Representative to act as collateral agent on behalf of the Authorized Representative and the holders of the Notes and to exercise various powers under the Collateral Agreement.

6. Joinder and Supplement to the 1.5 Lien Intercreditor Agreement

On March 14, 2012, the New Trustee entered into a joinder and supplement to the intercreditor agreement (the “Joinder to the 1.5 Lien Intercreditor Agreement”), dated as of January 29, 2010, among JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust FSB (now known as Wilmington Trust, National Association), as trustee and as collateral agent, for the existing 8.875% senior secured notes due 2018 (the “Existing 1.5 Lien Notes”), Holdings, the Registrant, and each subsidiary of the Registrant party thereto (the “1.5 Lien Intercreditor Agreement”).

Pursuant to the Joinder to the 1.5 Lien Intercreditor Agreement, the New Trustee became a party to and agreed to be bound by the terms of the 1.5 Lien Intercreditor Agreement as another senior agent, as if it had originally been party to the 1.5 Lien Intercreditor Agreement as a senior agent. The 1.5 Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Registrant’s and certain subsidiaries’ assets securing (i) the Notes, (ii) the Existing 1.5 Lien Notes issued pursuant to the indenture, dated as of January 29, 2010, among the Issuer, Hexion Nova Scotia Finance, ULC (“Hexion Nova Scotia”), as issuer, and Wilmington Trust FSB (now known as Wilmington Trust, National Association), as trustee (the “1.5 Lien Notes Indenture”), and (iii) the borrowings under the Senior Secured Credit Agreement and certain other matters relating to the administration of security interests.

7. Fourth Joinder and Supplement to the Second Lien Intercreditor Agreement

On March 14, 2012, the New Trustee entered into the fourth joinder and supplement to the intercreditor agreement (the “Joinder to the Second Lien Intercreditor Agreement”), dated as of November 3, 2006, among JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent for the existing second-priority senior secured notes due 2014 and the 9.00% second-priority senior secured notes due 2020 (collectively, the “Existing Second Lien Notes”), Wilmington Trust FSB (now known as Wilmington Trust, National Association), as trustee and as collateral agent for the Existing 1.5 Lien Notes, Holdings, the Registrant, and each subsidiary of the Registrant from time to time party thereto (as supplemented as of January 29, 2010, June 4, 2010 and November 5, 2010, the “Second Lien Intercreditor Agreement”).

Pursuant to the Joinder to the Second Lien Intercreditor Agreement, the New Trustee became a party to and agreed to be bound by the terms of the Second Lien Intercreditor Agreement as another senior agent, as if it had originally been party to the Second Lien Intercreditor Agreement as a senior agent. The Second Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Registrant’s and certain subsidiaries’ assets securing (i) the Notes, (ii) the Existing Second Lien Notes issued pursuant to (a) the indenture, dated as of November 3, 2006, among the Issuer, Hexion Nova Scotia, as issuer, the Registrant, Holdings and the subsidiary guarantors of the Registrant named therein and Wilmington Trust Company, as trustee and (b) the indenture, dated as of November 5, 2010, among the Issuer, Hexion Nova Scotia, the Registrant, Holdings and the subsidiary guarantors of the Company named therein, (iii) the Existing 1.5 Lien Notes and (iv) the borrowings under the Senior Secured Credit Agreement and certain other matters relating to the administration of security interests.

The foregoing summary is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement, the Incremental Assumption Agreement, the First Lien Intercreditor Agreement, the Additional Secured Party Consent to the Collateral Agreement, the Joinder to the 1.5 Lien Intercreditor Agreement and the Joinder to the Second Lien Intercreditor Agreement, attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Indenture, dated as of March 14, 2012, by and among Hexion U.S. Finance Corp., the Guarantors named therein and Wilmington Trust, National Association, as trustee.

Exhibit 4.2	Registration Rights Agreement, dated as of March 14, 2012, by and among Hexion U.S. Finance Corp., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

Exhibit 10.1	Incremental Assumption Agreement, dated as of March 14, 2012, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., the other borrowers named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Exhibit 10.2	First Lien Intercreditor Agreement, dated as of March 14, 2012, among JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wilmington Trust, National Association, as the initial other authorized representative, and each additional authorized representative from time to time party thereto.

Exhibit 10.3	Additional Secured Party Consent, dated March 14, 2012, among Wilmington Trust Bank, National Association, as trustee and as authorized representative, JPMorgan Chase Bank, N.A., as applicable first lien representative and collateral agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.

Exhibit 10.4	Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2012, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.

Exhibit 10.5	Fourth Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2012, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Wilmington Trust, National Association, as senior-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE SPECIALTY CHEMICALS INC.

Date: March 20, 2012	By:	/s/ William H. Carter
William H. Carter Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 14, 2012, by and among Hexion U.S. Finance Corp., the Guarantors named therein and Wilmington Trust, National Association, as trustee.

4.2	Registration Rights Agreement, dated as of March 14, 2012, by and among Hexion U.S. Finance Corp., the guarantors party thereto and J.P. Morgan Securities LLC, as representative of the several initial purchasers.

10.1	Incremental Assumption Agreement, dated as of March 14, 2012, among Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc., the other borrowers named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	First Lien Intercreditor Agreement, dated as of March 14, 2012, among JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Wilmington Trust, National Association, as the initial other authorized representative, and each additional authorized representative from time to time party thereto.

10.3	Additional Secured Party Consent, dated March 14, 2012, among Wilmington Trust Bank, National Association, as trustee and as authorized representative, JPMorgan Chase Bank, N.A., as applicable first lien representative and collateral agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.

10.4	Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2012, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust, National Association, as trustee and collateral agent and as second-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.

10.5	Fourth Joinder and Supplement to Intercreditor Agreement, dated as of March 14, 2012, by and among Wilmington Trust, National Association, as trustee, JPMorgan Chase Bank, N.A., as intercreditor agent, Wilmington Trust Company, as trustee and collateral agent and as second-priority agent, Wilmington Trust, National Association, as senior-priority agent, Momentive Specialty Chemicals Holdings LLC, Momentive Specialty Chemicals Inc. and subsidiaries of Momentive Specialty Chemicals Inc. party thereto.